Exhibit 99.1

Day One Appoints Scott Garland to Board of Directors

SOUTH SAN FRANCISCO, CA, August 17, 2021 – Day One Biopharmaceuticals (Nasdaq: DAWN), a clinical-stage biopharmaceutical company dedicated to developing and commercializing targeted therapies for patients of all ages with genomically defined cancers, today announced the appointment of Scott Garland to the Company’s board of directors. Mr. Garland is a 30-year veteran of the biopharmaceutical industry with deep commercial and executive leadership experience.

“We are very pleased to welcome Scott to our board of directors at this important stage in Day One’s evolution,” said Jeremy Bender, Ph.D., chief executive officer of Day One. “Having led the launch of multiple new medicines, Scott’s commercial expertise will be invaluable as we advance our pivotal Phase 2 FIREFLY-1 clinical trial of DAY101 in pediatric patients with progressive low-grade glioma and prepare to initiate additional clinical trials.”

Mr. Garland is the chief executive officer of PACT Pharma, an immuno-oncology company focused on developing neoantigen targeted T-cell therapies for solid tumors. Prior to PACT, Mr. Garland served as president and chief executive officer of Portola Pharmaceuticals, where he led the company through the commercial launch of Andexxa® and a successful acquisition by Alexion. Before joining Portola, Mr. Garland was at Relypsa, where he served as chief commercial officer, and then as president of the U.S. organization after Relypsa’s acquisition by Vifor Pharma. Prior to Relypsa, Mr. Garland was chief commercial officer at Exelixis where he led the launch of cabozantinib. Mr. Garland has held numerous other commercial leadership roles at Genentech, Amgen and Merck, including leading the commercial franchises for two multi-billion dollar therapies – Avastin® and Rituxan®. He also serves as a board member for Calithera Biosciences. Mr. Garland received a Bachelor of Science degree from California Polytechnic State University-San Luis Obispo and a master’s degree in Business Administration from the Fuqua School of Business at Duke University.

“I am proud to join Day One’s board of directors and share in the Company’s mission of advancing promising new targeted cancer therapies for children and patients of all ages,” said Mr. Garland. “Day One’s product pipeline, led by DAY101, holds great potential for patients and I look forward to working with the Company’s talented board and management team to help prepare for potential commercialization.”

About DAY101

DAY101 is an investigational, oral, brain-penetrant, highly-selective type II pan-RAF kinase inhibitor designed to target a key enzyme in the MAPK signaling pathway. Studies have shown DAY101 has high brain distribution and exposure in comparison to other MAPK pathway inhibitors, thus potentially benefiting patients with primary brain tumors or brain metastases of solid tumors. DAY101 is a type II RAF inhibitor found to selectively inhibit both monomeric and dimeric RAF kinase, which may broaden its potential clinical application to treat an array of RAF-altered tumors.

DAY101 has been studied in over 250 patients, and as a monotherapy demonstrated good tolerability and encouraging anti-tumor activity in pediatric and adult populations with specific MAPK pathway-alterations. In November 2020, Day One announced preliminary results from PNOC014, an ongoing Phase 1 Pacific Pediatric Neuro-Oncology Consortium (PNOC) network study with DAY101 sponsored by the Dana-Farber Cancer Institute. Preliminary results demonstrated that of the eight relapsed pediatric low-grade glioma (pLGG) patients in the study with RAF fusions, two patients achieved a complete response by Response Assessment for Neuro-Oncology (RANO), three had a partial response, two achieved prolonged stable disease, and one experienced progressive disease. DAY101 also demonstrated a tolerable safety profile with the most common side effects being skin rash and hair color changes.

DAY101 has been granted Breakthrough Therapy designation by the U.S. Food and Drug Administration (FDA) for the treatment of patients with pLGG harboring an activating RAF alteration who require systemic therapy and who have either progressed following prior treatment or who have no satisfactory alternative treatment options. The FDA has also granted Rare Pediatric Disease Designation to DAY101 for the treatment of low-grade gliomas harboring an activating RAF alteration that disproportionately affects children. In addition, DAY101 has received Orphan Drug designation from the FDA for the treatment of malignant glioma and orphan designation from the European Commission for the treatment of glioma.

Day One is conducting a pivotal Phase 2 trial (FIREFLY-1) of DAY101 in pediatric, adolescent and young adult patients with pLGG. Day One also plans to study DAY101 alone or in combination with other agents that target key signaling nodes in the MAPK pathway, such as the Company’s MEK inhibitor pimasertib, in patient populations where various RAS and RAF alterations are believed to play an important role in driving disease.

About Day One Biopharmaceuticals

Day One Biopharmaceuticals is a clinical-stage biopharmaceutical company dedicated to developing and commercializing targeted therapies for patients of all ages with genomically defined cancers. Day One was founded to address a critical unmet need: children with cancer are being left behind in a cancer drug development revolution. Our name was inspired by the “The Day One Talk”1 that physicians have with patients and their families about an initial cancer diagnosis and treatment plan. We aim to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

Day One partners with leading clinical oncologists, families, and scientists to identify, acquire, and develop important emerging cancer treatments. The Company’s lead product candidate, DAY101, is an oral, highly-selective type II pan-RAF kinase inhibitor, and is being evaluated in a pivotal Phase 2 clinical trial (FIREFLY-1) in pediatric, adolescent and young adult patients with recurrent or progressive low-grade glioma (pLGG). The Company’s pipeline also includes the investigational agent pimasertib, a clinical-stage, oral, small molecule found to selectively inhibit mitogen-activated protein kinase kinases 1 and 2 (MEK). Through Day One and its collaborators, cancer drug development comes of age. Day One is based in South San Francisco. For more information, please visit www.dayonebio.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Day One’s plans to develop cancer therapies, expectations from current clinical trials, the execution of the Phase 2 clinical trial for DAY101 as designed, any expectations about safety, efficacy, timing and ability to complete clinical trials and to obtain regulatory approvals for DAY101 and other candidates in development, and the ability of DAY101 to treat pLGG or related indications.

Statements including words such as “believe,” “plan,” “continue,” “expect,” “will,” “develop,” “signal,” “potential,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that may cause Day One’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Day One’s ability to develop, obtain regulatory approval for or commercialize any product candidate, Day One’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic and the sufficiency of Day One’s cash, cash equivalents and investments to fund its operations. These forward-looking statements speak only as of the date hereof and Day One specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

1 Jennifer W. Mack and Holcombe E. Grier; Journal of Clinical Oncology 2004 22:3, 563-566

Contacts:

Media:

1AB

Dan Budwick

dan@1abmedia.com

Investors:

LifeSci Advisors

Hans Vitzthum

hans@lifesciadvisors.com

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